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                                                                    EXHIBIT 99.1

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

         I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that:

         (1) The Company's periodic report on Form 10-K for the period ended September 30, 2002, as amended by Amendment No.1 on Form 10-K/A (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

  /s/ Lon R. Greenberg                             /s/  Anthony J. Mendicino
---------------------------                      -------------------------------
Lon R. Greenberg                                 Anthony J. Mendicino

Date:  June 26, 2003                             Date:  June 26, 2003

         A signed original of this written statement required by Section 906 has been provided to UGI Corporation and will be retained by UGI Corporation and furnished to the Securities and Exchange Commission or its staff upon request.